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                                                                   EXHIBIT 10.30


                                February 15, 2002


Mr. C. Russell Luigs
GlobalSantaFe Corporation
777 N. Eldridge Parkway
Houston, Texas 77079-4493

Dear Mr. Luigs:

     You previously entered into a letter employment agreement dated May 6, 1999 (the "Agreement"), by and among Global Marine Inc. ("GMI"), Global Marine Corporate Services Inc. (now, by change of name, GlobalSantaFe Corporate Services Inc. ("GSFCSI")) as the employer, and you as the employee. GlobalSantaFe Corporation ("GSF") has subsequently assumed all rights and obligations of GMI under the Agreement. This letter will serve as evidence of an amendment to the Agreement (the "First Amendment").

     GSF and GSFCSI agree to amend the Agreement by extending the expiration of the term of your employment thereunder from (a) the earlier of the time of GSF's annual meeting of shareholders in 2002 or May 31, 2002, to (b) August 31, 2002. In the event your employment or the Agreement as amended by this First Amendment is terminated without your consent for reasons other than Cause prior to August 31, 2002, GSF and GSFCSI will continue your salary until August 31, 2002. During this period, your group insurance benefits will also be continued for you until similar benefits are provided through other employment, and all stock options granted to you by GMI will remain exercisable in accordance with their terms.

     The Agreement as amended by this First Amendment supersedes any and all prior employment agreements, plans, policies and other arrangements between you and GMI, GSFCSI or GSF regarding the terms and conditions of your employment with GMI, GSFCSI or GSF and any salary, bonus or severance payments to which you may be entitled in respect of such employment, but it shall not affect your entitlement to any other compensation or benefits to which you may be entitled in respect of such employment.

     Capitalized terms used in this First Amendment and not defined herein are used as they are defined in the Agreement. Except as expressly amended by this First Amendment, the Agreement shall remain in full force and effect and is hereby ratified and confirmed in all respects.

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
GLOBALSANTAFE CORPORATION               GLOBALSANTAFE CORPORATE
                                        SERVICES INC.

By:  /s/ C. Stedman Garber, Jr.         By: /s/ James L. McCulloch
     --------------------------         -----------------------------
     C. Stedman Garber, Jr.             James L. McCulloch
     President and CEO                  Vice President
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Accepted and Agreed:

/s/ C. Russell Luigs
C. Russell Luigs